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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Option Plan and Employee Stock Purchase Plan of Amylin Pharmaceuticals, Inc. of our report dated March 12, 1999, except for
Note 7 as to which the date is March 23, 1999, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ----------------------------------------
                                        ERNST & YOUNG LLP

San Diego, California
July 8, 1999